UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2013

FINANCIAL ENGINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 34636	94-3250323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1050 Enterprise Way, 3rd Floor Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

(408) 498-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e ) On January 22, 2013, the independent members of the Board of Directors of Financial Engines, Inc. (the “Company”), at the recommendation of the Compensation Committee of the Board of Directors, approved the cash compensation for 2013 for the Company’s Named Executive Officers as set forth in the Company’s proxy statement dated April 2, 2012 (the “NEOs”), including the base salary and targets under the Company’s Executive Cash Incentive Plan (the “CIP”), which are expressed as a percent of base salary and which pay out depending upon achievement of pre-determined metrics under the bonus plan. The bonus plan is based upon the Company’s fiscal year, while the base salary increases are scheduled to take effect on April 1, 2013 with the exception of Mr. Raffone’s salary, which takes effect as of January 1, 2013.

Name	Current Position	Base Salary	2013 CIP Target as a Percent of Base Salary
Jeffrey N. Maggioncalda	Chief Executive Officer and Director	$412,000	85%
Lawrence M. Raffone	President	$325,000	125%
Raymond J. Sims	Executive Vice President and Chief Financial Officer	$283,900	55%
Christopher L. Jones	Executive Vice President, Investment Management and Chief Investment Officer	$329,000	140%
Garry W. Hallee	Executive Vice President, Technology and Service Delivery	$290,300	45%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2013

FINANCIAL ENGINES, INC.

By:	/s/ Anne Tuttle Cappel
Anne Tuttle Cappel
Executive Vice President, General Counsel and Secretary